Exhibit 24.1

Power of Attorney

We, the undersigned Directors of Aetna Inc. (the “Company”), hereby severally constitute and appoint Joseph M. Zubretsky, Rajan Parmeswar and William C. Baskin III, and each of them individually, our true and lawful attorneys-in-fact, with full power to them and each of them to sign for us, and in our names and in the capacities indicated below, the Company's 2011 Annual Report on Form 10-K and any and all amendments thereto to be filed with the Securities and Exchange Commission under the Securities Exchange Act of 1934, hereby ratifying and confirming our signatures as they may be signed by any of our said attorneys to such Form 10-K and to any and all amendments thereto.

Dated: February 24, 2012

/s/ Fernando Aguirre	/s/ Jeffrey E. Garten
Fernando Aguirre, Director	Jeffrey E. Garten, Director

/s/ Frank M. Clark	/s/ Gerald Greenwald
Frank M. Clark, Director	Gerald Greenwald, Director

/s/ Betsy Z. Cohen	/s/ Ellen M. Hancock
Betsy Z. Cohen, Director	Ellen M. Hancock, Director

/s/ Molly J. Coye, M.D.	/s/ Richard J. Harrington
Molly J. Coye, M.D., Director	Richard J. Harrington, Director

/s/ Roger N. Farah	/s/ Edward J. Ludwig
Roger N. Farah, Director	Edward J. Ludwig, Director

/s/ Barbara Hackman Franklin	/s/ Joseph P. Newhouse
Barbara Hackman Franklin, Director	Joseph P. Newhouse, Director